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Letterhead
Ernst & Young LLP          2049 Century Park East         Los Angeles, CA 90067



September 23, 1996


Mr. Robert H. Daskal
Chief Financial Officer
Inco Homes Corporation
1282 West Arrow Highway
Upland, CA 91785

Dear Mr. Daskal:

This is to confirm that the client-auditor relationship between Inco Homes Corporation (Commission File Number 0-21378) and Ernst & Young LLP has ceased.


                                        Very truly yours,

                                        /s/ Ernst & Young LLP
                                        --------------------------------
                                            ERNST & YOUNG LLP


cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 11-3
      450 Fifth Street, N.W.
      Washington, DC 20549



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